Exhibit 99.01

Press Release www.shire.com

Director/PDMR Share Dealings

April 2, 2013 – Shire plc (LSE: SHP, NASDAQ: SHPG), (the “Company”) announces that on March 28, 2013 Ordinary Shares (“Shares”) and American Depository Shares (“ADSs”) of the Company, as set out below, had been acquired for the Non-Executive Directors, being the part of their total fees that are paid in shares for the period of service from January 1 to March 31, 2013.

	Type of Security (1)	Number of Shares/ADSs
William Burns	Shares	255
Dr. Steven Gillis	ADSs	80
Dr. David Ginsburg	ADSs	73
David Kappler	Shares	302
Susan Kilsby	ADSs	75
Anne Minto	Shares	266
David Stout	ADSs	81

(1)              One ADS is equal to three Shares

The Shares and ADSs were acquired on the London Stock Exchange and NASDAQ respectively, at prices of £19.90 per Share and $90.00 per ADS.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie

Deputy Company Secretary

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.
Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.